    As filed with the Securities and Exchange Commission on October 30, 1997
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         -------------------------------

                        AMERICAN CLAIMS EVALUATION, INC.
             (Exact name of registrant as specified in its charter)

              New York                                   11-2601199
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

One Jericho Plaza, Jericho, New York                       11753
(Address of Principal Executive Offices)                 (Zip Code)

                            1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

               Gary Gelman, President and Chief Executive Officer
                        American Claims Evaluation, Inc.
                                One Jericho Plaza
                             Jericho, New York 11753
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (516) 938-8000
          -------------------------------------------------------------

          (Telephone number, including area code, of agent for service)
                         -------------------------------
                                    Copy to:
                            Edward I. Tishelman, Esq.
                              Hartman & Craven LLP
                                 460 Park Avenue
                            New York, New York 10022

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                 Proposed maximum     Proposed maximum       Amount of
                    Title of                     Amount to be    offering price per   aggregate offering   registration
           securities to be registered            registered            unit(1)            price(1)            fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share .....    750,000 shares           $2.25          $1,333,550.00        $404.11
========================================================================================================================

(1) Based on a per share exercise price of (i) $1.25 for 300,000 shares; and
(ii) $2.25 for 35,000 shares. The balance of the shares are exercisable at $2.12 per share and is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low bid prices for American Claims Evaluation, Inc.'s Common Stock on October 29, 1997, as reported by the National Association of Securities Dealers' Automated Quotation System.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation Of Documents By Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by American Claims Evaluation, Inc. (the "Registrant") are hereby incorporated by reference in this Registration
Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed with the Commission on June 27, 1997;

         (b) The Registrant's Form 10-Q for the quarter ended June 30, 1997, as filed with the Commission on July 30, 1997, and Current Report on Form 8-K, as filed with the Commission on May 5, 1997;

         (c) The description of the Registrant's common stock, $0.01 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (Registration No. 0-14807) filed with the Commission on July 18, 1986 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all the securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


ITEM 4.  Description of Securities.

         Not Applicable.


Item 5.  Interest of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Article Sixth of the Registrant's Certificate of Incorporation, as amended, provides that it is the intention of the Registrant to permit a director to obtain the most beneficial treatment to directors with respect to protection from and against costs, expenses and liabilities incurred as a result of service as such, and the benefits of indemnification as may be hereafter permitted to directors of a New York corporation under the laws of the State of New York.

         In accordance with that provision of the Certificate of Incorporation, the By-Laws of the Registrant provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) including an action by or in the right of any other company of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Registrant served in any capacity at the request of the Registrant, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant, or is or was serving such other company, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such action, suit or proceeding or any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in, or, in the case of service for any other company or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, whether civil or criminal, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not in or of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or, in the case of service for any other company or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Registrant, or had reasonable cause to believe that his conduct was unlawful.

         The By-Laws of the Registrant also provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or any appeal therein, by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another company of any type of kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding or in connection with an appeal therein if he acted in good faith and in a manner he reasonably believed to be in, or, in the case of service for any other company or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action, suit or proceeding was brought, or if no action, suit or proceeding was brought, any court of competent jurisdiction shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and settlement amount which the court shall deem proper.

         The indemnification rights referred to above shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, in connection with any action, suit or proceeding, civil or criminal, (including an action brought by or on behalf of the Registrant) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another company, of any type of kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, provided that no indemnification may be made to, or on behalf of, any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         The Registrant has the power to purchase and maintain insurance in connection with the foregoing indemnification provisions.

         At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.


Item 7.  Exemption From Registration Claimed.

         Not Applicable.


Item 8.  Exhibits

EXHIBIT                            DESCRIPTION
NUMBER                             -----------
------

4.1               1997 Stock Incentive Plan.

5 Opinion of Hartman & Craven LLP regarding legality of the Common Stock being registered.

23.1 Consent of Hartman & Craven LLP (included in their opinion filed as Exhibit 5).

23.2              Consent of KPMG PEAT MARWICK LLP.


Item 9.  Undertakings

(a)      The undersigned Registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and


                  (iii) Include any additional or changed material information on the plan of distribution.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on October 30, 1997.

                                            AMERICAN CLAIMS EVALUATION, INC.

                                            By: /s/ Gary Gelman
                                                -------------------------------
                                                President and Chief
                                                Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                   Title                              Date
---------                   -----                              ----

/s/ Gary Gelman             Chairman of the Board of         October 30, 1997
----------------------      Directors, President and
Gary Gelman                 Chief Executive Officer
                            (principal executive officer)


/s/ Gary J. Knauer          Chief Financial Officer,         October 30, 1997
----------------------      Treasurer and Secretary
Gary J. Knauer              (principal financial
                            and accounting officer)


/s/ Edward M. Elkin         Director                         October 30, 1997
----------------------
Edward M. Elkin,
  M.D.


/s/ Peter Gutman            Director                         October 30, 1997
----------------------
Peter Gutmann

                                  EXHIBIT INDEX

Exhibit No.                DESCRIPTION
-----------                -----------

4             1997 Stock Incentive Plan

5 Opinion of Hartman & Craven LLP regarding legality of the Common Stock being registered

23.1 Consent of Hartman & Craven LLP (included in their opinion filed as Exhibit 5)

23.2          Consent of KPMG PEAT MARWICK LLP